EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements of LecTec Corporation on Form S-8 (File No. 333-72569, effective February 18, 1999) of our report dated March 30, 2011, appearing in this annual report on form 10-K of LecTec Corporation for the year ended December 31, 2010.

/s/ LURIE BESIKOF LAPIDUS & COMPANY, LLP

Minneapolis, Minnesota
March 30, 2011